UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 31, 2006
Date of Report (Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition and Disposition of Assets
On October 31, 2006 Fisher Communications, Inc. announced that its wholly-owned subsidiary, Fisher Radio Regional Group (“Fisher”), has completed the sale of eighteen of twenty-four small-market radio stations to Cherry Creek Radio LLC. The stations are located in Montana and Eastern Washington and were purchased for $26.1 million. The remaining six stations were excluded from the original sale in order to secure FCC approval, but continue to be held for sale.
On November 1, 2006 Fisher purchased two television stations, KPOU in La Grande, Oregon and KPOU LP in Portland, Oregon, from Equity Broadcasting Corporation for $19.3 million. These stations provide Hispanic programming to the Portland, Oregon market through an affiliation with Univision.
     A press release announcing the purchase of KPOU and KPOU LP is included as Exhibit 99.1 hereto
Item 9.01 Financial Statements and Exhibits
(a)	In accordance with Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission, no financial statements or pro-forma financial information for the transactions described in Item 2.01 above, are required to be presented or filed.

(d)	Exhibits

99.1 Press release, dated November 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: November 6, 2006	By /s/ Judith A. Endejan
Judith A. Endejan
Senior Vice President General Counsel

Exhibit Index

99.1	Press release, dated November 3, 2006.